Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	August 1, 2005
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REVISES UPWARD

THE GAIN ON SALE OF FRENCH ASSETS, NO EFFECT ON

INCOME FROM CONTINUING OPERATIONS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its previously released Consolidated Statements of Income for the three and six months ended June 30, 2005 included an after-tax gain on the sale of our 81.5% ownership interest in Medi-Partenaires which was understated by $12.4 million or $.19 per diluted share. The actual after-tax gain on the sale amounts to $120.7 million or $1.89 per diluted share which is included in income from discontinued operations, net of income tax expense. This revision has no effect on the previously released balance sheet. It reflects the cumulative translation adjustment, previously included in stockholders’ equity on the balance sheet, reclassified through the income statement upon the sale of the French assets.

As a result of this revision, reported net income increases to $158.8 million or $2.53 per diluted share for the three months ended June 30, 2005 and $220.3 million or $3.51 per diluted share for the six months ended June 30, 2005. This revision had no impact in either period on our income from continuing operations and income from continuing operations per diluted share or our adjusted net income and adjusted net income per diluted share (as calculated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information).

Income from continuing operations and income from continuing operations per diluted share remain unchanged as previously reported at $36.6 million or $.61 per diluted share during the three months ended June 30, 2005 and $91.3 million or $1.50 per diluted share during the six months ended June 30, 2005. Adjusted net income and adjusted net income per diluted share also remain unchanged as previously reported at $38.2 million or $.64 per diluted share during the three months ended June 30, 2005 and $95.8 million or $1.57 per diluted share during the six months ended June 30, 2005.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our website: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 17 and 18 of our Form 10-Q for the quarterly period ended March 31, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as property write-downs, gains on sales of assets and businesses or other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2004. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance. Below are Schedules of Non-GAAP Supplemental Consolidated Income Statement Information which reconcile these measures to net income for the periods presented.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net revenues	$990,888	$905,494	$1,997,533	$1,812,620

Operating charges:
Salaries, wages and benefits	407,897	369,335	814,237	740,793
Other operating expenses	234,707	213,274	465,872	421,229
Supplies expense	126,124	113,521	252,660	229,105
Provision for doubtful accounts	95,478	74,244	177,886	157,801
Depreciation and amortization	37,988	35,033	77,684	68,342
Lease and rental expense	15,288	15,255	30,755	30,148

	917,482	820,662	1,819,094	1,647,418

Income before interest expense, minority interests and income taxes	73,406	84,832	178,439	165,202

Interest expense, net	7,450	9,359	18,126	18,926
Minority interests in earnings of consolidated entities	7,926	5,183	15,845	8,710

Income before income taxes	58,030	70,290	144,468	137,566

Provision for income taxes	21,398	25,908	53,146	50,671

Income from continuing operations	36,632	44,382	91,322	86,895

Income from discontinued operations, net of income tax expense (a)	122,211	3,907	128,930	7,578

Net income	$158,843	$48,289	$220,252	$94,473

Basic earnings per share: (b)
From continuing operations	$0.65	$0.77	$1.60	$1.51
From discontinued operations	2.16	0.07	2.26	0.13

Total basic earnings per share	$2.81	$0.84	$3.86	$1.64

Diluted earnings per share: (b)
From continuing operations	$0.61	$0.72	$1.50	$1.40
From discontinued operations	1.92	0.06	2.01	0.12

Total diluted earnings per share	$2.53	$0.78	$3.51	$1.52

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
(a) Calculation of income from discontinued operations, net of income tax:

Income from operations	$2,602	$4,039	$4,433	$10,114
Gains on divestitures	177,125	2,338	186,220	2,338

Income from discontinued operations, pre-tax	179,727	6,377	190,653	12,452
Income tax provision	(57,516)	(2,470)	(61,723)	(4,874)

Income from discontinued operations, net of income tax expense	$122,211	$3,907	$128,930	$7,578

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$36,632	$44,382	$91,322	$86,895
Less: Dividends on unvested restricted stock, net of taxes	(28)	(28)	(55)	(56)

Income from continuing operations - basic	$36,604	$44,354	$91,267	$86,839
Income from discontinued operations	122,211	3,907	128,930	7,578

Net income - basic	$158,815	$48,261	$220,197	$94,417

Weighted average number of common shares - basic	56,425	57,622	56,974	57,593

Basic earnings per share:
From continuing operations	$0.65	$0.77	$1.60	$1.51
From discontinued operations	2.16	0.07	2.26	0.13

Total basic earnings per share	$2.81	$0.84	$3.86	$1.64

Diluted:
Income from continuing operations	$36,632	$44,382	$91,322	$86,895
Less: Dividends on unvested restricted stock, net of taxes	(28)	(28)	(55)	(56)
Add: Debenture interest, net of taxes	2,382	2,305	4,764	4,573

Income from continuing operations - diluted	$38,986	$46,659	$96,031	$91,412
Income from discontinued operations	122,211	3,907	128,930	7,578

Net income - diluted	$161,197	$50,566	$224,961	$98,990

Weighted average number of common shares	56,425	57,622	56,974	57,593
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	646	774	481	860

Weighted average number of common shares and equiv. - diluted	63,648	64,973	64,032	65,030

Diluted earnings per share:
From continuing operations	$0.61	$0.72	$1.50	$1.40
From discontinued operations	1.92	0.06	2.01	0.12

Total diluted earnings per share	$2.53	$0.78	$3.51	$1.52

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended June 30, 2005 and 2004

(in thousands)

(unaudited)

	Three months ended June 30, 2005		Three months ended June 30, 2004
Net revenues	$990,888	100.0%	$905,494	100.0%

Operating charges:
Salaries, wages and benefits	407,897	41.2%	369,335	40.8%
Other operating expenses	234,707	23.7%	213,274	23.6%
Supplies expense	126,124	12.7%	113,521	12.5%
Provision for doubtful accounts	95,478	9.6%	74,244	8.2%

	864,206	87.2%	770,374	85.1%

Operating income/margin	126,682	12.8%	135,120	14.9%

Lease and rental expense	15,288		15,255
Minority interests in earnings of consolidated entities	7,926		5,183

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	103,468		114,682

Depreciation and amortization	37,988		35,033
Interest expense, net	7,450		9,359

Income before income taxes	58,030		70,290

Provision for income taxes	21,398		25,908

Income from continuing operations	36,632		44,382

Income from discontinued operations, net of income taxes	122,211		3,907

Net income	$158,843		$48,289

	Three months ended June 30, 2005		Three months ended June 30, 2004
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income
Net income	$158,843	$2.53	$48,289	$0.78
Less: After-tax gain on sale of facilities	(120,680)	(1.89)	(1,486)	(0.02)

Adjusted net income	$38,163	$0.64	$46,803	$0.76

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Six Months Ended June 30, 2005 and 2004

(in thousands)

(unaudited)

	Six months ended June 30, 2005		Six months ended June 30, 2004
Net revenues	$1,997,533	100.0%	$1,812,620	100.0%

Operating charges:
Salaries, wages and benefits	814,237	40.8%	740,793	40.9%
Other operating expenses	465,872	23.3%	421,229	23.2%
Supplies expense	252,660	12.6%	229,105	12.6%
Provision for doubtful accounts	177,886	8.9%	157,801	8.7%

	1,710,655	85.6%	1,548,928	85.5%

Operating income/margin	286,878	14.4%	263,692	14.5%
Lease and rental expense	30,755		30,148
Minority interests in earnings of consolidated entities	15,845		8,710

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	240,278		224,834
Depreciation and amortization	77,684		68,342
Interest expense, net	18,126		18,926

Income before income taxes	144,468		137,566

Provision for income taxes	53,146		50,671

Income from continuing operations	91,322		86,895

Income from discontinued operations, net of income taxes	128,930		7,578

Net income	$220,252		$94,473

	Six months ended June 30, 2005		Six months ended June 30, 2004
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$91,322	$1.50	$86,895	$1.40
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.02)

Adjusted income from continuing operations	$91,322	$1.50	$85,147	$1.38

Calculation of Adjusted Net Income
Net income	$220,252	$3.51	$94,473	$1.52
Add: After-tax asset impairment charge	1,974	0.03	—	—
Less: After-tax gain on sale of facilities	(126,462)	(1.97)	(1,486)	(0.02)
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.02)

Adjusted net income	$95,764	$1.57	$91,239	$1.48

	Amount	Margin	Amount	Margin
Calculation of Adjusted Operating Income/Margin
Operating income/margin	$286,878	14.4%	$263,692	14.5%
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	—

Adjusted operating income/margin	$286,878	14.4%	$261,944	14.5%